Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212149 on Form S-3 and Registration Statements Nos. 333-187963, 333-212150 and 333-212159 on Form S-8 of our report dated January 9, 2017 relating to the financial statements of J.B.A. Consulting Engineers, Inc. appearing in this Form 8-K/A for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Certified Public Accountants

Miami, FL

January 9, 2017